77H  Changes in control of Registrant

SR&F Base Trust (Trust) SR&F Cash Reserves Portfolio SR&F Municipal Money Market
  Portfolio SR&F High Yield Municipals Portfolio SR&F High Yield Portfolio SR&F Income Portfolio SR&F Intermediate Bond Portfolio

On July 29, 2002, the SR&F Cash Reserves Portfolio, a Master Portfolio in a master/feeder structure, transferred all of its assets to Liberty Money Market Fund. Liberty Money Market Fund was a feeder fund in the master/feeder structure.

On July 15, 2002, the SR&F Municipal Money Market Portfolio, a Master Portfolio in a master/feeder structure, transferred all of its assets to Liberty Municipal Money Market Fund. Liberty Municipal Money Market Fund was a feeder fund in the master/feeder structure.

On July 15, 2002, the SR&F High Yield Municipals Portfolio, a Master Portfolio in a master/feeder structure, transferred all of its assets to Stein Roe High Yield. Municipals Fund. Stein Roe High Yield Municipals Fund was a feeder fund in the master/feeder structure.

On July 29, 2002, the SR&F High Yield Portfolio, a Master Portfolio in a master/feeder structure, transferred all of its assets to Stein Roe High Yield Fund and Stein Roe Institutional. High Client Yield Fund. Stein Roe High Yield Fund and Stein Roe Institutional Client High Yield Fund were feeder funds in the master/feeder structure.

On July 15, 2002, the SR&F Income Portfolio, a Master Portfolio in a master/feeder structure, transferred all of its assets to Stein Roe Income Fund. Stein Roe Income Fund was a feeder fund in the master/feeder structure.

On September 12, 2002, the SR&F Intermediate Bond Portfolio, a Master Portfolio in a master/feeder structure, transferred all of its assets to Stein Roe Intermediate Bond Fund. Stein Roe Intermediate Bond Fund was a feeder fund in the master/feeder structure.


77Q3:

The Registrant's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Registrant's disclosure controls and procedures as of February 27, 2003, have concluded that such controls and procedures are adequately designed to ensure that information required to be disclosed by the Registrant in its reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Registrant's management, including the Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. There were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                 CERTIFICATIONS


                                 SR&F Base Trust


I, Joseph R. Palombo, certify that:


1. I have reviewed this report on Form N-SAR of SR&F Base Trust;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 27, 2003                     /s/ Joseph R. Palombo


                                                Joseph R. Palombo, President





I, J. Kevin Connaughton, certify that:


1. I have reviewed this report on Form N-SAR of SR&F Base Trust;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: February 27, 2003                     /s/ J. Kevin Connaughton

                                                J. Kevin Connaughton, Treasurer